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                                                                    EXHIBIT 10.6

                                AMENDMENT TO THE
                            SPACE SYSTEMS/LORAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      WHEREAS, Loral Space & Communications Inc. (the "Company") sponsors the Space Systems/Loral, Inc. Supplemental Executive Retirement Plan (the "Plan"); and

      WHEREAS, Bernard L. Schwartz is a participant in the Plan and was receiving monthly annuity benefits thereunder prior to the suspension of such benefits on March 1, 2004; and

      WHEREAS, in connection with the Company's emergence from bankruptcy and pursuant to Section 3.10 of the Plan, Mr. Schwartz and the Company have agreed to amend the Plan to provide for a reduction of Mr. Schwartz's benefits under the Plan;

      WHEREAS, all capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Plan;

      NOW, THEREFORE, in consideration of certain premises and mutual covenants agreed upon by the Company and Mr. Schwartz, effective as of March 1, 2004, the Plan is hereby amended as follows (this amendment is hereinafter referred to as the "Amendment").

Section 2.1 of the Plan is amended to add the following new Section 2.1.3:

2.1.3 Formula Benefit for Mr. Schwartz. Notwithstanding any other provision of this Section 2.1 or the Plan, effective as of March 1, 2004 (the "Effective Date"), the annual benefit that Mr. Schwartz is entitled to under Section 2.1 of the Plan shall be $250,000 (the "Reduced Rate") subject to the following provisions:

      2.1.3.1 Monthly Annuity Benefit Payments. The monthly annuity benefit payable to Mr. Schwartz under the Plan shall resume at the Reduced Rate commencing on the first normal monthly benefit payment date under the Plan following the date on which the Company's plan of reorganization in bankruptcy becomes effective on its terms (the "Resumption Date"). The first such monthly payment shall include a lump sum payment equal to the benefit amounts owed to Mr. Schwartz under the Plan at the Reduced Rate from the Effective Date through the Resumption Date.

      2.1.3.2 Payments to Beneficiaries. To the extent that at the time of his death Mr. Schwartz has received $1.5 million or more in benefits under the Plan after the Effective Date (the "Minimum Amount"), neither his estate nor his beneficiaries shall be entitled to any post-retirement death benefits under
Section 2.2 of the Plan or any other benefits under the Plan following Mr. Schwartz's death. To the extent that Mr. Schwartz has received less than the Minimum Amount from the Effective Date through the date of his death, following his death his beneficiaries shall be entitled to the post-retirement death benefits provided for under Section 2.2 of the Plan in an aggregate amount not to exceed the excess of the Minimum Amount over the amount actually received by Mr. Schwartz from the Effective Date through the date of his death.

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      2.1.3.3 Effect of Section 2.1.3. This Section 2.1.3 relates solely to the participation of and benefits payable to Mr. Schwartz under the Plan and has no effect on the participation of or benefits payable to any other Participant under the Plan. Except as expressly provided by this Section 2.1.3, the remaining terms and provisions of the Plan shall remain unchanged and continue in full force and effect.

      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company has caused its name to be ascribed to this Amendment by its duly authorized representative and Mr. Schwartz has executed this Amendment as of the 21st day of November, 2005.

                                               LORAL SPACE &
                                               COMMUNICATIONS INC.

                                               BY: /s/ Avi Katz
                                                  ______________________________
                                               NAME: Avi Katz

                                                   /s/ Bernard L. Schwartz
                                               _________________________________
                                                  Bernard L. Schwartz